Exhibit 99.1

United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended October 31, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$11,838,040
Unrealized Gain (Loss) on Market Value of Futures	3,620,640
Interest Income	8,803
ETF Transaction Fees	3,000
Total Income (Loss)	$15,470,483

Expenses
Investment Advisory Fee	$89,041
Tax Reporting Fees	53,700
Legal Fees	16,122
Audit fees	12,400
Brokerage Commissions	4,508
SEC & FINRA Registration Expense	4,150
NYMEX License Fee	3,419
Non-interested Directors' Fees and Expenses	722
Prepaid Insurance Expense	433
Total Expenses	$184,495
Net Gain (Loss)	$15,285,988

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 10/1/09	$169,182,616
Withdrawals (900,000 Units)	(36,831,854)
Net Gain (Loss)	15,285,988

Net Asset Value End of Period	$147,636,750
Net Asset Value Per Unit (3,700,000 Units)	$39.90

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2009 is accurate and complete.

/s/ Howard Mah
Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502